UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2026

TOMI Environmental Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-39574	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8430 SPIRES WAY

FREDERICK, Maryland 21701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 525-1698

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOMZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As of September 1, 2026, holders of convertible notes issued by TOMI Environmental Solutions, Inc. (the “Company”) with an aggregate principal amount of $2,475,000 have converted such notes into shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company pursuant to the terms of such notes, as amended, and the Company has issued a total of 1,649,989 shares of Common Stock upon such conversion. As a result of the note conversions, the Company's shareholders' equity as of September 1, 2026 is approximately $3.8 million, which is above the requirement of $2.5 million set forth in Nasdaq Listing Rule 5550(b)(1). However, there can be no assurances that the Nasdaq Hearings Panel will deem the Company has regained compliance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2026	TOMI ENVIRONMENTAL SOLUTIONS, INC.

	By:	/s/ Halden S. Shane
	Name:	Halden S. Shane
	Title:	Chief Executive Officer

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